Exhibit 99.5

Holders of Record, holding 5% or more of the outstanding balance for Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass Through Certificates, Series 2003-1 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class Name and Address of Holder Amount Held % Class

A-1 Citibank 20,000,000 6%

3800 Citibank Center B3-15

Tampa, FL 33610

JP Morgan Chase Bank 51,550,000 15%

14201 Dallas Parkway

Dallas, TX 75254

Federal Home Loan Mortgage Dorp/Retained 153,244,651 45%

Freddie Mac's Treasury Services Unit

1551 Park Run Drive, Mailstop D5A

McLean, VA 22102

JPMorgan Chase Bank/Greenwich Capital 22,000,000 7%

4 New York Plaza, 21st Flr

New York, NY 10004

Bank of New York/Fleet Bank 52,500,000 16%

One Wall Street

New York, NY 10286

SSB&T Co. 19,200,000 6%

1776 Heritage Drive

Global Corporate Action Unit JAB5NW

No. Quincy, MA 02171

A-2 The Bank of New York 37,840,000 8%

One Wall Street

New York, NY 10286

Citibank 64,107,605 13%

3800 Citibank Center B3-15

Tampa, FL 33610

JP Morgan Chase Bank 88,300,000 17%

14201 Dallas Parkway

Dallas, TX 75254

Federal Home Loan Mortgage Dorp/Retained 250,950,000 50%

Freddie Mac's Treasury Services Unit

1551 Park Run Drive, Mailstop D5A

McLean, VA 22102

B Citibank 4,000,000 12%

3800 Citibank Center B3-15

Tampa, FL 33610

The Bank of New York 11,500,000 33%

One Wall Street

New York, NY 10286

JP Morgan Chase Bank 8,000,000 23%

14201 Dallas Parkway

Dallas, TX 75254

Mellon Trust of New England NA 11,355,857 32%

525 William Penn Place, Suite 3418

Pittsburgh, PA 15259

C Citibank 9,909,576 77%

3800 Citibank Center B3-15

Tampa, FL 33610

JP Morgan Chase Bank 3,000,000 23%

14201 Dallas Parkway

Dallas, TX 75254